Exhibit 99.2

Westlake Announces Proposed Offering of Senior Notes

HOUSTON, November 4, 2025 — Westlake Corporation (NYSE: WLK) (“Westlake”) announced today the commencement of an underwritten public offering, subject to market and other conditions, of senior unsecured notes (the “Notes”) under its existing shelf registration statement.

The timing of pricing and terms of the Notes are subject to market conditions and other factors. Westlake intends to use the net proceeds from the proposed public offering of the Notes to fund the repurchase of its outstanding 3.600% Senior Notes due 2026 (the “2026 Senior Notes”) pursuant to a concurrent cash tender offer (the “Tender Offer”) for any and all of the 2026 Senior Notes. Westlake anticipates using any remaining net proceeds to fund the purchase price of its pending acquisition of the global compounding solutions businesses of the ACI/Perplastic Group (the “ACI Acquisition”) and for general corporate purposes, including working capital management. The offering of the Notes is not contingent upon the successful completion of the Tender Offer or the consummation of the ACI Acquisition.

The Notes are being offered and will be sold only pursuant to an effective shelf registration statement that was previously filed with the Securities and Exchange Commission (“SEC”). This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities (including the Notes), nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. The offering of the Notes is being made only by means of a prospectus and related prospectus supplement meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

This press release shall not constitute an offer to purchase or a solicitation of an offer to sell any of the 2026 Senior Notes. The Tender Offer is being made only by and pursuant to, and on the terms and conditions set forth in, the Offer to Purchase dated November 4, 2025.

BofA Securities, Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC are acting as joint book-running managers for the offering of the Notes. A copy of the preliminary prospectus supplement and accompanying base prospectus relating to the offering of the Notes may be obtained for free by visiting EDGAR on the SEC website at www.sec.gov or by making a request to: BofA Securities, Inc. at 1-800-294-1322; Deutsche Bank Securities Inc. at 1-800-503-4611; J.P. Morgan Securities LLC collect at 1-212-834-4533; or Wells Fargo Securities, LLC at 1-800-645-3751.

About Westlake

Westlake is a global manufacturer and supplier of materials and innovative products that enhance life every day. Headquartered in Houston, with operations in Asia, Europe and North America, Westlake provides the building blocks for vital solutions — from housing and construction, to packaging and healthcare, to automotive and consumer goods.

Contacts

Media Inquiries: Ben Ederington, 713-960-9111;

Investor Inquiries: Steve Bender, 713-960-9111

Forward-Looking Statements

The statements in this press release that are not historical facts, such as statements regarding the proposed public offering of the Notes and the use of proceeds therefrom and other matters relating to the proposed public offering, are forward-looking statements that are based on current expectations. Although Westlake believes that its expectations are based on reasonable assumptions, it can give no assurance that these expectations will prove correct. Important factors that could cause actual results to differ materially from those in the forward-looking statements include results of operations, market conditions, capital needs and uses and other risks and uncertainties that are beyond Westlake’s control, including those described in the preliminary prospectus supplement and accompanying base prospectus relating to the offering of the Notes, Westlake’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, Westlake’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2025, June 30, 2025 and September 30, 2025 and its other filings with the SEC. Forward-looking statements, like all statements in this press release, speak only as of the date of this press release (unless another date is indicated). Westlake does not undertake any obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise.